SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2005 (March 31, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On March 31, 2005, Massey Energy Company (the “Registrant”) completed the sale of its ownership interest in the property known as Big Elk Mining Company, to a privately held coal company, for total consideration of $52 million in cash and non-interest bearing notes, plus the assumption of reclamation liabilities associated with the property of approximately $10 million. Big Elk, located in Knott, Perry and Breathitt Counties, Kentucky, was originally acquired in late 2004 at the Horizon Natural Resources Company bankruptcy court auction. Big Elk’s operation includes a preparation plant and rail loadout, and approximately 12 million tons of coal reserves. Included in the Big Elk sale were approximately 5 million tons of coal reserves in Mingo and McDowell counties in West Virginia. Terms of the sale included an initial payment of $22 million in cash and $30 million payable over a 2 ½ year period beginning in January of 2006. The Registrant expects to recognize a pre-tax gain of approximately $46 million on the sale, $28 to $32 million of which is expected to be recorded in the first quarter of 2005. The Registrant’s press release dated April 1, 2005 is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated April 1, 2005 issued by the Registrant entitled “Massey Energy Sells Big Elk.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: April 1, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

99.1	Press release dated April 1, 2005 issued by the Registrant entitled “Massey Energy Sells Big Elk.”